EX-10.35
RELEASE AND WAIVER OF EMPLOYMENT AND
TERMINATION OF EMPLOYMENT CLAIMS
     This Release and Waiver of Employment and Termination of Employment Claims (hereinafter the “Release”) is made and entered into by Martin K. Pepper (hereinafter the “Employee”), in favor of American Commercial Barge Line LLC, a Delaware limited liability company with a business address of 1701 East Market Street, Jeffersonville, Indiana 47131 and all parent, related, affiliated and subsidiary companies, and all their predecessors, successors, employees, officers, directors, interest holders, representatives, assigns, agents, insurers and employee benefit programs and the trustees, administrators, fiduciaries and insurers of such benefit programs (collectively, the “Company”).
RECITALS
1. The Company has advised the Employee that the Employee’s active employment with the Company ends on November 16, 2005.
2. Employee has certain information required by the Older Workers’ Benefit Protection Act, including a list by job title and age of the employees eligible for severance and employees who are being retained by Company. Employee has also received a copy of the Company’s Policies and Procedures regarding severance.
3. Employee has reviewed this Release and these materials and desires to waive certain claims or potential claims Employee may have against the Company and certain other entities in order to receive benefits under the terms of the Company’s Policies and Procedures.
4. The Company and the Employee desire to fully and finally settle all issues and disputes between them, including but not limited to, the Company’s decision to terminate Employee’s employment with the Company.
     NOW THEREFORE, in exchange for the good and valuable consideration provided herein, the receipt and sufficiency of which is hereby acknowledged, Employee and Company hereby agree as follows:
1. Conclusion of Employment
     (a) Employee’s active employment with the Company will end on November 16, 2005 (hereinafter the “Separation Date”). The Employee’s service as an officer and/or a member of the Board of Managers or Board of Directors of any entity affiliated with the Company will also end on November 16, 2005. The Employee promises that within seven days after the Separation Date, the Employee returned or will return to the Company all files, records, credit cards, keys, computers or any other Company property which is in the Employee’s possession or control.
Release and Waiver of Employment and Termination of Employment Claims

     (b) The Employee covenants and agrees not to disparage the Company in any manner and not to disclose any confidential information, trade secrets, proprietary information or other business information which is not disseminated publicly which the Employee learned while employed by the Company. The Employee further covenants and agrees, for a period of eighteen (18) months not to solicit any employees of the Company to cease their employment with the Company, nor to offer a job to or hire any employee from the Company. The Employee covenants and agrees not to solicit or help anyone to solicit any customers of the Company to cease dealing with the Company. Additionally, the Employee covenants and agrees not to interfere in or with any pending or contemplated business transaction, arrangement, contract or other agreement with any vendor, customer, business partner or associate of the Company and about which the Employee had knowledge, whether direct or indirect, or responsibility while employed.
     (c) Employee understands and acknowledges that this Release and the corresponding severance benefits are being offered under the terms of a Letter dated November 16, 2005, which offer remains open for 45 days as explained herein.
2. Payments to Employee
     (a) The Company agrees to pay the Employee, because of the Employee’s separation from employment, an amount equal to fifty-two (52) week(s) of Employee’s current base salary (hereinafter “Severance Pay”). Such Severance Pay shall issued in bi-monthly equal installments on the same dates as the Company’s general, salaried payroll payments are made, once the Release has become irrevocable as explained below.
     (b) As additional consideration, specifically for the release of age discrimination claims potentially arising under the Age Discrimination in Employment Act, Company will pay Employee an amount equal to one week of Employee’s current base salary (this amount is referred to herein as “Additional Consideration”). The Additional Consideration is in addition to Separation Pay payable to Employee pursuant to Section 2(a) of this Release and any other benefits being provided under the terms of this Release (Severance Pay and Additional Consideration are sometimes referred to collectively as “Separation Pay”). The Additional Consideration shall be remitted in the first installment payment of Employee’s Separation Pay.
     (c) In consideration of the non-competition, no solicitation and non-interference provisions contained herein, the Company also agrees to pay the Employee a sum equal to the 100% of the 2005 Annual Incentive Plan bonus amount which would have been payable to Employee in the first quarter 2006 (the “bonus payment”). The bonus payment will be due and payable as and when approved by the Compensation Committee of the Board of Directors of the Company in the first quarter of 2006.
     (d) Payment of benefits conditioned on the signature of this Release by the Employee will commence with the next regular payroll date after the date that this Release becomes irrevocable under Section 5 of this Release.
Release and Waiver of Employment and Termination of Employment Claims

     (e) Employee understands and acknowledges that the Company will deduct from Separation Pay withholding taxes and other deductions that the Company is required by law to deduct from payments to employees.
     (f) Employee understands and acknowledges that the Severance Pay and other consideration given by the Company to the Employee in exchange for this Release, is more than the Company is required to pay under its normal policies and procedures.
     (g) Employee further understands and acknowledges that the Additional Consideration given by the Company in exchange for the release of age discrimination claims potentially arising under the Age Discrimination in Employment Act, is in addition to what the Company is required to pay under the terms of its Policies and Procedures.
     (h) Employee further understands and acknowledges that the bonus payment given by the Company in exchange for the non-competition, no solicitation and non-interference provisions contained herein, is more than the Company is required to pay under its normal policies and procedures and is in addition to what the Company is required to pay under the terms of its Policies and Procedures.
3. Benefits
     After the Separation Date, Employee may elect to continue to participate in the Company’s group medical plan under the continuation coverage rules of the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). During the first two months after the Separation Date, if electing COBRA coverage, Employee will be responsible for paying the standard employee portion of the monthly premium payment, and the Company will pay its normal contribution for otherwise similarly-situated current employees. Thereafter, Employee, if electing COBRA coverage, will be responsible for paying the full monthly COBRA premium. Employee will receive a written COBRA notice describing their rights under COBRA to elect continuation coverage and the length of time that COBRA coverage will be available (said notice is referred to herein as the “COBRA Notice”). Any payments or premiums due by Employee shall be payable to the Company in accordance with the payment terms set forth in the COBRA Notice.
4. Complete Release
     (a) In consideration of the payments and benefits received hereunder, Employee agrees forever to release, discharge, and covenant not to sue the Company, its past, present, or future parent companies (direct or indirect), subsidiaries, and/or other affiliates, and any and all of their past and present directors, officers, shareholders, interest holders, employees, attorneys, and other agents and representatives, and any employee benefit plans in which the Employee is or has been a participant by virtue of employment with the Company, and the trustees, administrators, fiduciaries and insurers of such benefit plans from any and all claims, debts, demands, accounts, judgments, rights, causes of action, claims for equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character (including attorneys’ fees
Release and Waiver of Employment and Termination of Employment Claims

and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected, which Employee may currently have against such entities. This release includes, without limitation, any and all claims arising out of Employee’s employment with the Company or the termination thereof, the design or administration of any employee benefit program, claims to severance or similar benefits under any program, policy, or procedure of the Company other than the payments recited in the Plan, and any and all other claims arising under federal, state, or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, claims of any kind that may be brought in any court or administrative agency, and claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the National Labor Relations Act, the Railway Labor Act, and similar state or local statutes, ordinances, and regulations. Notwithstanding the above, this Release shall not be construed to extend to any claim for retirement benefits under any pension, retirement, or retirement savings plan in which Employee is a participant by virtue of Employee’s employment with the Company, or to benefit claims under any employee welfare benefit plan based on events occurring after Employee’s execution of this Release.
     (b) This release and waiver by the Employee is on behalf of the Employee, Employee’s spouse (if any), child or children (if any), and heirs, beneficiaries, devisees, executors, administrators, attorneys, personal representatives, successors and assigns.
5. Release of Age Discrimination Claims; Encouragement to Consult with Attorney; Period for Review.
     (a) Release of Age Discrimination Claims. Employee understands and agrees that this document includes a release of claims arising under the Age Discrimination in Employment Act and that Employee does not waive rights or claims that may arise after the date the waiver is executed. Employee understands and acknowledges that the Employee will have up to forty-five (45) days to review and consider this Release. Employee further understands and acknowledges that Employee may use as much or all of this 45-day period as Employee wishes before signing, and that Employee has done so.
(i) Employee again understands and acknowledges that Employee is receiving Additional Consideration from the Company in exchange for the release of age discrimination claims potentially arising under the Age Discrimination in Employment Act. Employee further understands and acknowledges that the Additional Consideration given to Employee by the Company in exchange for the release of age discrimination claims potentially arising under the Age Discrimination in Employment Act is more than the Company is required to pay under its normal policies and procedures and is in addition to what the Company is required to pay under the terms of the Plan.
     (b) Encouragement to Consult with Attorney. Employee understands and acknowledges that this is a legal document and that Employee is hereby advised to consult with an attorney prior to executing the Release. By signing below, Employee warrants that Employee
Release and Waiver of Employment and Termination of Employment Claims

has had the opportunity to consult with an attorney prior to any execution of this Release, and to be fully and fairly advised by that legal counsel as to the terms of the Release.
     (c) Period for Review. Employee understands that Employee has seven (7) days after signing this Release to revoke it by notice in writing delivered to AMERICAN COMMERCIAL BARGE LINE LLC; ATTN: Lisa L. Fleming, — Revocation of Severance Release; 1701 Market Street, Jeffersonville, Indiana 47131-0610. This Release shall be binding, effective, and enforceable upon the expiration of this seven-day revocation period without such revocation being received, but not before such time. Employee understands and agrees that benefit payments contingent upon the execution of this Release will not be made prior to the expiration of this seven-day revocation period. Payment of Separation Pay or other monetary benefits conditioned on the execution of this Release will commence with the next regular payroll date after the date of the expiration of the seven-day revocation period.
6. No Future Lawsuits
     By signing this Release, Employee promises never to file or pursue a claim, lawsuit or any other complaint or charge asserting any of the claims, lawsuits, complaints or charges that are released in this Release.
7. Non-Admission of Liability.
     Employee understands and agrees that the Company’s willingness to make payments and pay benefits to him or her under the Release is not an admission of liability, or obligation to provide such consideration in the absence of Employee signing this Release.
8. Non-Release of Future Claims
     This Release does not waive or release any rights or claims that Employee may have under the Age Discrimination in Employment Act which may arise after the later of the date Employee signs this Release, or the Separation Date.
9. Repayment of Benefits Based on Subsequent Assertion of Claim; Indemnification for Costs Incurred by Company; No Limitation on Covenant Not to Sue
     (a) Repayment of Benefits Based on Subsequent Assertion of Claim. Employee understands and agrees that Employee may not pursue any claim, lawsuit, or other charge or complaint released by the literal terms of this Release. Employee further understands and agrees that if Employee should breach this covenant not to sue, and if a Court should, for any reason, find Employee’s release of claims, as set forth in this Release, void, voidable, imperfect, or incomplete in any respect, Employee may be liable for the repayment of some or all of the Separation Pay and the value of any other benefits Employee received pursuant to the terms of this Release. Statutes of limitations will run on all claims without regard to Employee’s execution of this Release. In addition, if Employee breaches his or her covenant not to sue, as set forth in Section 6, Employee shall forfeit all right to future benefits, if any.
Release and Waiver of Employment and Termination of Employment Claims

     (b) Indemnification for Costs Incurred by Company. Employee acknowledges and agrees that if Employee breaks his or her covenant not to sue or promise not to assert claims against the Company in the future, by filing a claim, lawsuit or other complaint against the Company or any other entity released under the terms of this Release, and a Court finds Employee’s actions to be in breach of the terms of this Release, the Employee will pay the Company’s costs and reasonable attorneys’ fees in defending such claim, lawsuit, or other complaint.
     (c) No Limitation on Covenant Not to Sue. Nothing in this Section shall be construed to limit Employee’s covenant not to sue or promise not to assert claims, as set forth above.
10. Subsequent Reemployment With The Company Or Any Affiliated Company
     An eligible employee who accepts Separation Pay and who subsequently applies for and/or accepts employment with the Company or any company affiliated with the Company forfeits any remaining unpaid Separation Pay. If Employee has been paid a number of Separation Pay weeks greater than the number of weeks of actual unemployment, Employee shall be obligated to repay the difference to the Company as a condition as a condition of reemployment with the Company or affiliated company. To the extent the Company decides to waive this provision, which it may or may not elect to do, in its sole discretion, this provision may only be waived in writing duly signed by the Senior Vice President — Human Resources of the Company or similarly designated officer.
11. Governing Law
     This Release shall be governed and construed in all respects in accordance with the laws of the State of Indiana without regard to the conflict of laws provisions contained therein.
12. Severability and Consequences of Invalid Terms
     Except as otherwise specified herein, if any portion of this Release is found void or unenforceable for any reason by any Court, the Court should enforce all portions of this Release to the maximum extent which would have been enforceable in the original Release. If such portion cannot be modified to be enforceable, the unenforceable portion will be severed from the remaining portions of this Release, which shall otherwise remain in full force and effect
13. Entire Agreement
     This Release contains the entire agreement between Company and Employee pertaining to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and understandings in connection therewith. The Company has made no promises to Employee other than those set forth in this Release. It is not necessary that the Company sign this Release for it to become binding upon the Company and the Employee. It shall be binding on the Company when it becomes irrevocable pursuant to Section 5.
Release and Waiver of Employment and Termination of Employment Claims

     PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF KNOWN AND UNKNOWN CLAIMS.
     BY SIGNING BELOW, I ACKNOWLEDGE THAT I HAVE READ THIS RELEASE; THAT I UNDERSTAND IT; AND THAT I AM ENTERING INTO IT VOLUNTARILY.
     IN WITNESS WHEREOF, and intending to be legally bound hereby, Employee has executed this Release after fully reading and understanding its terms.

EMPLOYEE

/s/ MARTIN K. PEPPER

Signature

Martin K. Pepper

Printed Name

Dated: 12-4-05

WITNESS:

/s/ BROOKE J. EGAN

Checks and subsequent correspondence should be sent to:

[Address on file with the Company]

Please note that checks and subsequent correspondence may be sent via certified mail, return receipt requested.
Release and Waiver of Employment and Termination of Employment Claims